Exhibit (e)(8)

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

May 1, 2017

State Street Global Advisors Funds Distributors, LLC

One Lincoln Street

Boston, MA 02111-2900

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements set out below, State Street Variable Insurance Series Funds, Inc. (formerly the GE Investments Funds, Inc.), a corporation organized under the laws of the State of Virginia (the “Company”), has agreed that State Street Global Advisors Funds Distributors, LLC (the “Distributor”) will be, for the period of this Agreement, the distributor of shares of beneficial interest of each series of the Company (individually a “Fund” and collectively the “Funds”).

1.	Services as Distributor.

1.1    The Distributor agrees to devote reasonable time and effort to solicit orders for the sale of shares of the Company and to undertake advertising and promotion that it believes reasonable in connection with the solicitation but will not be obligated to sell any specific number of shares.

1.2    The Distributor will act as agent for the distribution of shares of the Company covered by, and in accordance with, the Company’s Registration Statement on Form N-1A then in effect under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form N-1A, together with the Prospectus (the “Prospectus”) and statement of additional information (the “Statement”) included as part of the Registration Statement on Form N-1A, any amendments to the Registration Statement on Form N-1A, and any supplements to, or material incorporated by reference into the Prospectus or Statement, being referred to collectively in this Agreement as the “Registration Statement.”

1.3    All activities by the Distributor as distributor of shares of the Company will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the “1940 Act”), by the Securities and Exchange Commission (the “Commission”) or any securities association registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.4    (a) The public offering price of the shares of the Company will be the net asset value determined as set forth in the Registration Statement, plus any applicable sales charge.

(b)    The Distributor will have the right to enter into selected dealer or selling agreements with respect to shares of the Company, and in so doing, the Distributor will act as agent for the Trust and as principal only on its own behalf.

1.5    The Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

1.6    The Company agrees, at its own expense, to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering shares under the Securities Act to the extent necessary to have available for sale the number of shares as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of shares of the Company for sale in such states as the Distributor may designate, except that the Company will not be obligated to execute a general consent to service of process in any state. The Company shall keep the Distributor informed of the jurisdictions in which shares of the Company are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of shares in unauthorized jurisdictions where the Distributor had no information from the Company that such sale of shares was unauthorized at the time of such sale of shares

1.7    The Company will furnish the Distributor from time to time, for use in connection with the sale of shares of the Company such information with respect to the Company and its shares as the Distributor may reasonably request, all of which information must be signed by one or more of the Company’s duly authorized officers; and the Company warrants that the statements contained in any such information, when so signed by the Company’s officers, will be true and correct. The Company will also furnish the Distributor upon request with: (a) financial statements of the Company or any series of the Company audited at least annually by independent public accountants regularly retained by the Company, (b) quarterly earnings statements of the Company or any series of the Company prepared by the Company, (c) a monthly itemized list of the securities in the portfolio of the Company or any series of the Company, (d) monthly balance sheets with respect to the Company or any series of the Company as soon as practicable after the end of each month and (e) from time to time any additional information regarding the financial condition of the Company or any series of the Company as the Distributor may reasonably request.

1.8    The Company represents to the Distributor that the Registration Statement filed by the Company with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Company represents and warrants to the Distributor that the Registration Statement, upon its becoming effective, will contain all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission; that all statements of fact contained in the Registration Statement will be true and correct when the Registration Statement becomes effective; and that the Registration Statement, upon its becoming effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as may, in the Company’s judgment, be necessary or advisable. If the Company does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement in accordance with the requirements of Section 2 of this Agreement or decline to make offers of the Company’s securities until the amendments are made. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Company’s right to file at any time such amendments to the Registration Statement or supplements to the Prospectus, of whatever character, as the Company may deem advisable, this right being in all respects absolute and unconditional.

1.9    (a) The Company authorizes the Distributor to use any prospectus with respect to the Company or series of the Company in the forms furnished to the Distributor from time to time in connection with the sale of Company shares and agrees to furnish such quantities of the prospectus as the Distributor may reasonably request. The Distributor will devote reasonable time and effort to effect sales of Company shares, but will not be obligated to sell any specific number of shares. The services of the Distributor under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent the Distributor from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by the Distributor’s doing so.

(b)    In selling the shares of the Company, the Company and the Distributor will use their best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations of the Financial Industry Regulatory Authority (“FINRA”) relating to the sale of the shares. Neither the Distributor nor any other person is authorized by the Company to give any information or to make any representations, other than those contained in the Registration Statement or in any Prospectus or any supplement thereto or in any sales literature specifically approved by the Company.

(c)    The Distributor represents to the Company that the Distributor is a broker-dealer registered with the Commission under the Exchange Act, is a member of FINRA, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Distributor shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Company of the occurrence of any event that would disqualify the Distributor from serving as the distributor of shares of the Funds by operation of Section 9(a) of the 1940 or otherwise.

(d)    The Distributor represents and warrants that it: (i) has adopted an anti-money laundering compliance program that satisfies the requirements of all applicable laws and regulations, (ii) will notify the Trust promptly if an inspection by the appropriate regulatory authorities or an internal examination or audit identifies any material deficiency in this program, and (iii) will promptly remedy any such deficiency.

1.10    (a) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of any shares of the Company.

(b)    The Company agrees to indemnify and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Distributor, its officers and directors, or the controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus or any sales literature or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectus or sales literature or necessary to make the statements in any of them not misleading; provided, however, that the Company’s agreement to indemnify the Distributor, its officers and directors, and the controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement in, or omission or alleged omission from the Registration Statement or Prospectus or sales literature made in reliance upon and in conformity with written information furnished to the Company by the Distributor specifically for use in the preparation of the Registration Statement.

(c)    Any person seeking indemnity under this Section 1.11 shall notify the Company in writing within a reasonable period after the summons or other first legal process is served. The failure to notify the Company in this manner of any such action will not relieve the Company from any liability under this Section 1.11 that the Company may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve the Company of any liability otherwise than on account of the Company’s indemnity agreement contained in this Section 1.11.

(d)    The Company will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Company and approved by the Distributor (who will not, except with the consent of the Distributor, be counsel to the Company). In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Company, the Company will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them.

(e)    The Company’s indemnification agreement contained in this Section 1.11 and the Company’s representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and will survive the delivery of any shares of the Company. The Company’s agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Company will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which the Distributor, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.11    (a) The Distributor agrees to indemnify and hold the Company, its several officers and directors, and any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Company, its officers or directors, or the controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Company, its officers or directors, or the controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Company specifically for use in the Registration Statement and used in the Company’s answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus or sales literature, or arise out of or are based upon any failure or alleged failure to state a material fact in connection with the information furnished in writing by the Distributor to the Company or necessary to make the information not misleading.

(b)    Any person seeking indemnity under this Section 1.12 shall notify the Company in writing within a reasonable period after the summons or other first legal process is served. The failure to notify the Distributor of any such action will not relieve the Distributor from any liability under this Section 1.12 that the Distributor may have to the Company, its officers or directors, or to the controlling person except to the extent the defense of the claim in question is materially prejudiced by such failure, and shall not relieve it of any liability otherwise than on account of the Distributor’s indemnity agreement contained in this Section 1.12.

(c)    The Distributor will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 1.12, but, in such case, the defense will be conducted by counsel of good standing chosen by the Distributor and approved by the Company (who will not, except with the consent of the Company, be counsel to the Distributor). In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by the Company, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Distributor does not elect to assume the defense of any such suit, or in case the Company does not approve of counsel chosen by the Distributor, the Distributor will reimburse the Company, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by the Company or them.

(d)    The Distributor will not be obligated to indemnify any entity or person pursuant to this Section 1.12 against any liability to which the Company, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

1.12    The Company agrees to advise the Distributor immediately in writing:

(a)    of any request by the Commission for amendments to the Registration Statement or the Prospectus or any additional information regarding the Company;

(b)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

(c)    of the happening of any event that makes untrue or misleading any statement of a material fact made in the Registration Statement or the Prospectus or any sales literature or that requires the making of any change in the Registration Statement or the Prospectus or any sales literature in order to make the statements therein not misleading; and

(d)    of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectus, including any supplements, that may from time to time be filed with the Commission.

2.	Term.

This Agreement will become effective as of the date herein and will continue for an initial term of two years and thereafter will continue automatically for successive annual periods, so long as its continuance is specifically approved at least annually (a) by the Directors of the Company or (b) by a vote of a majority (as defined in the 1940 Act) of the Company’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty, (a) on not less than 60 days’ notice (i) by action of the Directors who are not interested persons (as defined in the 1940 Act) of the Company, or (ii) by the vote of holders of a majority of the Company’s shares, or (b) upon not less than 60 days’ written notice by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules under the 1940 Act and Commission staff interpretations thereof).

3.	Amendments.

This Agreement may be amended by the parties only if the amendment is specifically approved by (a) the Directors of the Company, or by the vote of a majority of outstanding voting securities of the Company, and (b) a majority of those Directors of the Company who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party cast in person at a meeting called for the purpose of voting on the approval.

This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof, including the Distribution Agreement between the Company and “State Street Global Markets, LLC” effective, July 1, 2016, and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

4.	Miscellaneous.

4.1    (a) The Company will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectus under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to shareholders.

(b)    The Company will bear all costs and expenses of qualification of its shares for sale in such states of the United States or other jurisdictions as selected by the Distributor pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

4.2     (a) The Company represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Virginia. The Company further represents that a copy of the Articles of Incorporation is maintained by the Company.

(b)    The Company and the Distributor agree that the obligations of the Company under this Agreement will not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Directors of Company, and signed by an authorized officer of the Company, acting as such, and neither the authorization by the Directors nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the property of the Company as provided in the Articles of Incorporation. No series of the Company will be liable for any claims against any other series.

* * * * *

If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

Very truly yours,

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

By:	/s/ Jeanne M. LaPorta
	Name:	Jeanne M. LaPorta
	Title:	President

Accepted:

STATE STREET GLOBAL ADVISORS FUNDS DISTRIBUTORS, LLC

By:	/s/ James E. Ross
	Name:	James E. Ross
	Title:	Chief Executive Officer

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